SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2008

NMS Communications Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts 01702
(Address of Principal Executive Offices) (Zip Code)

(508) 271-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On October 28, 2008, NMS Communications Corporation (the “Company”) committed to a cost reduction plan (the “Plan”) focused on streamlining the Company’s operations and the elimination of certain fixed costs. The Plan, as described in Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146), is designed to better position the Company to improve operating margins in response to adverse market conditions experienced by the Company in 2008, which conditions the Company believes could persist into 2009. The Plan consists primarily of costs associated with a workforce reduction primarily in the Company’s LiveWire Mobile business and other associated costs.  We expect these workforce reductions to commence immediately and to be completed around December 31, 2008.

The Company estimates a total of $500,000 to $600,000 of SFAS No. 146 severance payments and related costs in connection with the Plan during the fourth quarter of 2008.

The Plan does not include additional cost reduction actions that may be taken by the Company in connection with or after the consummation of the proposed sale of the Company’s NMS Communications Platforms business to Dialogic Corporation pursuant the Asset Purchase Agreement, dated as of September 12, 2008, by and between the Company and Dialogic Corporation.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated elements, costs, timing and completion of the Company’s cost reduction plan, statements regarding expected operating margins, future cost reduction actions by the Company and statements regarding expected market conditions. These statements are based on management’s expectations as of the date of this 8-K and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties, including risks and uncertainties relating to actual expenses of implementing the cost reduction plan, delays in implementing the cost reduction plan and deterioration of general economic or market conditions, including their effect on the Company’s ability to achieve positive operating margins. These and other risks are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2007. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NMS COMMUNICATIONS CORPORATION
November 3, 2008	By:	/s/ ROBERT P. SCHECHTER
Name: Robert P. Schechter
Title: Chief Executive Officer and Chairman of the Board of Directors